NON-BINDING LETTER OF INTENT

THE TERMS SET FORTH BELOW ARE SOLELY FOR THE PURPOSE OF OUTLINING THOSE TERMS PURSUANT TO WHICH A DEFINITIVE AGREEMENT MAY BE ENTERED INTO AND DO NOT AT THIS TIME CONSTITUTE A BINDING CONTRACT, EXCEPT THAT BY ACCEPTING THESE TERMS, Equipment and Trucks, Inc. AGREE THAT FOR A PERIOD OF 45 DAYS FOLLOWING THE DATE OF SIGNATURE, PROVIDED THAT THE PARTIES CONTINUE TO NEGOTIATE TO MEMORIALIZE THE BELOW TERMS IN A FORMAL AGREEMENT, IT WILL NOT NEGOTIATE OR ENTER INTO DISCUSSION WITH ANY OTHER PERSONS OR COMPANIES REGARDING THE SUBJECT OF THIS LETTER OF INTENT. THIS NON-BINDING LETTER OF INTENT IS CONTINGENT UPON, AMONG OTHER THINGS, THE NEGOTIATION AND EXECUTION OF A FORMAL SHARE EXCHANGE AGREEMENT.

This Non-Binding Letter of Intent (“LOI”) is made and entered into as of this 4th day of March, 2013 by and between Goldspan Resources, Inc. a Nevada Corporation, located at 836 S. Vance Street, Unit E, Lakewood, CO 80226 (“GSPN”), and Equipment and Trucks, Inc., a S Corporation located at 1739 S CR 13 C Loveland CO 80537 (“ETI”), both of whom may be collectively referred to throughout this Agreement as “Parties,” or individually as “Party.”

WHEREAS, GSPN is in the business of acquiring mining and energy producing properties; and,

WHEREAS, ETI is in the business of selling, servicing and renting various heavy and light equipment to companies in the mining and energy industries; and,

WHEREAS, the above listed Parties have agreed to enter into this non-binding Letter of Intent;

NOW THEREFORE, in consideration for the mutual obligations contained herein, GSPN and ETI, mutually agree as follows:

Summary of Terms

1. Purchase of ETI Equity Interest:

GSPN agrees to purchase an 80% interest in ETI in a tax fee stock exchange. GSPN shall perform due diligence of all pertinent documents and company information relating to ETI prior to the execution of the Share Exchange Agreement, including, but not limited to, applicable financial information of ETI, all relevant contracts, documents pertaining to indebtedness and liabilities of ETI, all customer information, product information, business plan, projected earnings as well as all shareholder and issuance information. ETI shall work with GSPN in order to provide all requested documents and information.

2. Purchase Price:

The GSPN share exchange amount allocated to the acquisition shall be determined pursuant to the Share Exchange Agreement. GSPN agrees to transfer an earnest deposit equal to 1 million shares of common stock of GSPN in order to show good faith in the negotiation of the Share Exchange Agreement. GSPN shall issue the 1 million shares to ETI upon the execution of this Letter of Intent.

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2b. Additional Consideration:

As soon as possible after the execution of this LOI, with a goal of completion of March 31, 2013, GSPN agrees to use its best efforts to secure an operating Line of Credit for ETI in a minimum amount of 1.5 million dollars, in order for ETI to expand its current business model and also for use as working capital.

On or before September 30, 2013, GSPN shall use its best efforts to increase the ETI Line of Credit to 5 million dollars.

On or before December 31, 2013, GSPN shall use its best efforts to increase the ETI Line of Credit to 10 million dollars.

3. Responsibilities of GSPN: During the period while GSPN is seeking to obtain the Letter(s) of Credit or Credit Facilities which will help ETI to grow its business substantially from today’s level, GSPN will provide no operational input or restrictions on the operation of ETI except as to establishing the terms of the ‘credit facility’ or Line of Credit and the accountability thereto.

4. Public Filings:

GSPN and ETI shall work together to file all applicable public documents with the Securities and Exchange Commission to disclose the stock exchange.

5. Share Exchange Agreement:

The Parties to this Letter of Intent agree to execute a definitive Share Exchange Agreement upon ETI receiving a credit line of at least 5 million dollars. The Share Exchange Agreement shall detail all rights and responsibilities of each Party, as well as actions that must be taken to complete the exchange. As part of the Share Exchange Agreement, Phillip Allen, President of GSPN agrees to serve on the Board of Directors of ETI as well as ETI’s Advisory Board.

6. Closing:

The Parties agree that all due diligence, all actions to be taken by both Parties, and the execution of the Share Exchange Agreement shall take place on or before December 31, 2013.

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IN WITNESS WHEREOF, the parties have executed this Non-Binding Letter of Intent as of the date first written above.

Goldspan Resources, Inc. By: /s/ Phillip L. Allen Print: Phillip L. Allen Title: President	Equipment and Trucks, Inc. By: /s/ Ronald C. Ruby Print: Ronald C. Ruby Title: President

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